EXHIBIT 23.1

[PRICEWATERHOUSECOOPERS AARATA LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2006 relating to the consolidated financial statements of Toyota Motor Corporation, which appears in Toyota Motor Corporation’s Annual Report on Form 20-F/A for the year ended March 31, 2006.

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PricewaterhouseCoopers Aarata

June 22, 2007